UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2019

VIVEVE MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11388	04-3153858
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Inverness Drive South, Building B, Suite 250 Englewood, Colorado	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 696-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	VIVE	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 3.02	Unregistered Sales of Equity Securities

The Certificate of Designation of Preferences, Rights and Limitations (the “Certificate of Designation”) of Series B Convertible Preferred Stock (the “Series B Preferred Stock”) of Viveve Medical, Inc. (the “Company”) entitles the holders of Series B Preferred Stock to dividends (the “Preferred Dividends”) at a rate of 12.5% of $1,000 per annum, compounded annually and payable on a quarterly basis. The Certificate of Designation allows the Company to pay the Preferred Dividends by issuing and delivering fully paid and nonassessable shares of Series B Preferred Stock. Accordingly, the Company issued 378 shares of Series B Preferred Stock to holders of record of Series B Preferred Stock on December 31, 2019.

The Series B Preferred Stock will only be convertible into common stock following such time as the Company’s stockholders have approved an amendment to the certificate of incorporation that authorizes at least 125 million shares of common stock. Unless and until such an approval is received, the Series B Preferred Stock will not be convertible into common stock. If the Series B Preferred Stock becomes convertible into common stock, it will be convertible into that number of shares of common stock of the Company determined by dividing $1,000 by the conversion price of $1.53, subject to certain anti-dilution protections and beneficial ownership limitations.

The Company relied on the exemption from registration available under Section 4(a)(2) of the Securities Act of 1933, as amended, in connection with the distribution.

Item 8.01.	Other Events.

On December 30, 2019, the Company received a formal determination from The Nasdaq Stock Market LLC (“Nasdaq”) Listing Qualifications Panel indicating that the Company has evidenced compliance with all applicable requirements for continued listing on The Nasdaq Capital Market. Accordingly, the Company’s hearing before the Nasdaq Hearings Panel scheduled for January 16, 2019 has been cancelled and the Company’s common stock will continue to be listed and trade on The Nasdaq Capital Market..

Viveve, Inc., which operates as a wholly-owned subsidiary of the Company, is a Delaware corporation that was incorporated in 2005 by Jonathan Parmer, MD, an OBGYN physician.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by the Company on December 31, 2019, furnished herewith.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVEVE MEDICAL, LTD.

Date: December 31, 2019	By:	/s/ Scott Durbin
Scott Durbin
Chief Executive Officer